Exhibit 10.3
ESCROW AGREEMENT

This Escrow Agreement, dated as of July 27, 2010 (the "Effective Date"), by and between GENESIS CAPITAL MANAGEMENT LIMITED, whose address is Trust House, 112 Brodie Street, Kingstown, Saint Vincent and the Grenadines ("Buyer"), and GENESIS ENERGY INVESTMENT PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange ("Seller"), and OPPENHEIM LAW FIRM, as escrow agent ("Escrow Agent").

This is the Escrow Agreement required by that certain Assignment (the “Assignment”) of Amended and Restated Stock Purchase Agreement dated May 12, 2010 (the “Restated SPA”) by which Genesis Solar Corporation, a Colorado corporation (“GSC”), assigned its interest in the Restated SPA to Buyer. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Restated SPA.  GSC is an intended third party beneficiary of this Escrow Agreement.

This is a successor to that certain Escrow Agreement dated May 25, 2010 (the “Prior Escrow Agreement”) which established an escrow (the “Prior Escrow”) by and among GSC, Seller, and Escrow Agent for certain documents which documents have been deposited in and which are being held by the Escrow Agent in accordance with the terms of the Prior Escrow.  GSC, Seller and Escrow Agent have terminated the Prior Escrow Agreement and have released the documents from the Prior Escrow with the intention that the Escrow Agent will maintain possession of those documents pursuant to this Escrow Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.	ESTABLISHMENT OF ESCROW AND RETENTION OF DOCUMENTS

a.
The parties direct the Escrow Agent to retain, and the Escrow Agent acknowledges possession of, the following documents deposited by GSC and which (except as specifically noted) are now being held for the benefit of Buyer pursuant to this Agreement in a sealed envelope marked with reference to the paragraph ((a)(_), that is, (a)(i), (a)(ii), etc.):

i.	A certificate representing 8,950,000 shares of the GSC’s common stock, which certificate bears a restrictive legend;

ii.	One or more certificates representing a total of 4,809,600 shares of GSC’s common stock, which certificate(s) bear(s) a restrictive legend;

iii.	A certificate representing 25,000 shares of the GSC’s common stock, which certificate bears a restrictive legend;

iv.	A certificate representing 25,000 shares of the GSC’s common stock, which certificate bears a restrictive legend;

v.	A certificate representing 336,493 shares of the GSC’s common stock, which certificate bears a restrictive legend;

vi.	[Reserved] ;

vii.	GSC’s signature to the Non-Competition Agreement(s) (as that term is defined in the Purchase Agreement);

viii.
A certificate executed by Buyer as required by Section 2.4(b)(ii) of the Purchase Agreement (which is being deposited with Escrow Agent simultaneously herewith inasmuch as the document originally deposited with Escrow Agent is being returned to GSC); and

ix.	Such other documents as the Buyer and Seller may determine appropriate.

b.
Except as otherwise set forth below upon the Seller’s and Escrow Agent’s signature to this Agreement and delivery thereof to the other party (with a copy to the Buyer), Seller is depositing with Escrow Agent the following (and by executing and delivering this Agreement the Escrow Agent hereby acknowledges receipt thereof), and each of the following will be given to the Escrow Agent in a sealed envelope marked with reference to the paragraph ((b)(_), that is, (b)(i), (b)(ii), etc.):

i.
One or more certificates (or other evidence of ownership) representing all of the issued and outstanding shares of capital stock of GSE (the “GSE Shares”), and accompanied by such other document(s) as are necessary to assign or transfer ownership of the GSE Shares to Buyer although such document(s) shall be executed by the Seller, Buyer and any other necessary parties before the appropriate notary public or licensed official, immediately prior to, or concurrent with, their release from escrow;.;

ii.
One or more certificates (or other evidence of ownership) representing all of the issued and outstanding shares of capital stock of GSH (the “GSH Shares”), duly endorsed (or accompanied by duly executed stock powers or other appropriate assignment document(s));

iii.
One or more certificates (or other evidence of ownership) representing all of the issued and outstanding shares of capital stock of GSS (the “GSS Shares”), duly endorsed (or accompanied by duly executed stock powers or other appropriate assignment document(s)).

iv.
Properly executed deeds or other instruments that will result in the assignment of the GEI Know-How, although the parties have agreed and hereby acknowledge that such deeds or instruments may be deposited into escrow after the establishment of the escrow;

v.	[Reserved] ;

vi.
Seller’s signature to the Non-Competition Agreement(s) (as that term is defined in the Purchase Agreement), although the parties have agreed and hereby acknowledge that such document(s) may be deposited into escrow after the establishment of the escrow;

vii.	Releases in the form of Exhibit 2.4(a)(iii) to the Purchase Agreement executed by Seller (“Seller’s Releases”);

viii.	A certificate executed by Seller as required by Section 2.4(a)(vi) of the Purchase Agreement; and

ix.	Such other documents as the Buyer and Seller may determine appropriate.

c.	The documents in sealed envelopes as described in Sections 1(a) and 1(b), above, are collectively referred to here in as the “Escrow Property.”

d.
In issuing the shares of Buyer’s common stock described in paragraphs 1(a)(i), 1(a)(ii), 1(a)(iii), 1(a)(iv), and 1(a)(v) (collectively the “Buyer’s Shares”), GSC has instructed its transfer agent to use the address of the Escrow Agent as the address of the Seller (in whose name the Buyer’s Shares have been issued).  Following delivery of any portion of the Buyer’s Shares after the GSC Notification pursuant to this Escrow Agreement, the Seller may contact GSC’s transfer agent to change the address on the transfer agent’s records and to make such other changes as may be appropriate.

e.	The Buyer and Seller hereby agree that Seller has met the requirement set forth in Section 2.2(c) of the Restated SPA for Seller Invested Funds as set forth therein.

f.
Should a distribution or dividend of any form be paid or distributed with respect to the shares of the GSC’s common stock described in paragraphs 1(a)(i), 1(a)(ii), 1(a)(iii), 1(a)(iv) and 1(a)(v), above (collectively the “GSC Shares”) or with respect to the GSE Shares, the GSS Shares, or the GSH Shares during the term of this Agreement, such distributions will become Escrow Property, attributable to the shares with respect to which such distribution or dividend has been paid and will (for the purposes of this Agreement) be considered held by the Escrow Agent in the same envelope as the shares with respect to which the distribution or dividend was paid, and will be disbursed by the Escrow Agent as the envelope is disbursed.  Neither Buyer nor Seller shall have any right or claim to any distribution declared or paid on the any of the shares unless and until the envelope containing such shares is delivered to Buyer or Seller in accordance with this Agreement.

2.
ESCROW AGENT ACCEPTANCE.  Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Property pursuant to the terms and conditions hereof and acknowledges that it has the Escrow Property in its possession.

3.
TERM OF ESCROW.  The escrow period shall begin on the date hereof and shall automatically terminate on January 1, 2011 unless otherwise agreed by the parties (the “Termination Date”).  Alternatively, this Agreement shall terminate in its entirety when the entirety of the Escrow Property is released by the Escrow Agent as provided in Section 4 below.  If on January 1, 2011, any of the Escrow Property remains in escrow and the Parties with the consent of the Escrow Agent have not agreed to extend this Agreement the Escrow Agent shall return all envelopes marked (a)(_) to GSC (not to the Buyer) and all envelopes marked (b)(_) to the Seller.

4.
DISBURSEMENT FROM ESCROW.  Subject to the terms and conditions of this Escrow Agreement (including the Release Conditions set forth in Section 6 hereof), the Buyer or its assignee may, prior to the Termination Date, instruct the Escrow Agent to release the Escrow Property and to deliver the Envelopes as follows, pursuant to a Notification (the “Buyer’s Notification”) meeting the requirements of Section 5, below:

a.	Deliver Envelopes (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(vii), (b)(viii) and (b)(ix) to the Buyer or its assignee;

b.	Deliver Envelopes (a)(iii), (a)(iv), (a)(vi), (a)(vii), (a)(viii), and (a)(ix) to Seller; and

c.	Continue to hold Envelopes (a)(i), (a)(ii) and (a)(v) pursuant to this Agreement pending the Escrow Agent’s receipt of the GSC Notification described below.

5.	NOTIFICATION.

a.
The Buyer’s Notification.  The Buyer’s Notification required under Section 4, above, may be given by the Buyer or its assignee to the Escrow Agent not more than one time prior to the Termination Date, must be in writing, must be signed by the President of the Buyer or its assignee, and must state at least the following:

i.
If the Buyer has assigned the right to give the Buyer’s Notification as to all or any part of the transaction contemplated hereby, the Buyer’s Notification must name and provide an address and other contact information for the assignee, it must describe the part of the transaction being assigned, and it must include a copy of the notarized document by which the assignment was made;

ii.	The envelopes to be given to Buyer or its assignee;

iii.
The delivery date for such envelopes (which must be a date not less than five days after the Buyer’s Notification is received by the Escrow Agent unless the Buyer, Seller and Escrow Agent agree on a sooner date for delivery);

iv.	The location for delivery to Buyer or (if applicable) its assignee and the means (commercial courier, messenger, or other) by which delivery to Buyer or its assignee is to be accomplished;

v.
A representation that the Buyer or (if applicable) its assignee has provided a copy of the Buyer’s Notification by electronic means or by hand delivery to the Seller and to GSC not later than the time the Buyer or its assignee provided the Buyer’s Notification to the Escrow Agent;

vi.
A representation and evidence reasonably satisfactory to GSC that the Buyer has directed the transfer of 50,000 shares of GSC common stock currently owned by Buyer to GSC for cancellation through the delivery of a certificate representing such shares or by electronic means; and

vii.	A statement that Envelopes (a)(i), (a)(ii), and (a)(v) will continue to be held by the Escrow Agent pending receipt of the GSC Notification.

b.	Seller’s Action. After receipt of the Buyer’s Notification, the Seller may either:

i.
Protest the Buyer’s Notification and the delivery of any documents to Buyer (which protest must be in writing, must be delivered to Buyer no later than the time it is delivered to the Escrow Agent, must state with specificity the grounds for the Seller’s protest, and which must advise the Buyer that the Seller has invoked the dispute resolution provisions of the Purchase Agreement); or

ii.	Provide the Escrow Agent notification as to the location for delivery to Seller and the means (commercial courier, messenger, or other) by which delivery to Seller is to be accomplished.

c.
Escrow Agent Action.  If the Escrow Agent receives the response from Seller contemplated by Paragraph 5(b)(i) (the protest), the Escrow Agent will not make any delivery of any of the Envelopes until the Escrow Agent receives a Buyer’s Notification signed by both Buyer and Seller or, if sooner, the Termination Date.  If the Escrow Agent receives the response from Seller contemplated by Paragraph 5(b)(ii) (the Seller’s notification), the Escrow Agent may immediately thereafter make the deliveries as contemplated by the Buyer’s Notification and by the Seller’s notification.

d.
The GSC Notification.  The GSC Shares contained in Envelopes (a)(i), (a)(ii), and (a)(v) will not be released to Seller until and unless the Escrow Agent receives the GSC Notification which may be given at any time after the Buyer’s Notification has been given and prior to the Termination Date, must be in writing, must be signed by the President of GSC, and must state at least the following:

i.	The envelopes (being (a)(i), (a)(ii), and (a)(v)) to be given to Seller;

ii.	The delivery date for such envelopes (which must be a date not less than ten days after the GSC Notification is received by the Escrow Agent or such other date as GSC, GCM Ltd and GEI Plc may agree);

6.	RELEASE CONDITIONS. GSC has no obligation to provide the GSC Notification unless it is satisfied that, as of the date of the GSC Notification,

a.
The Buyer has provided the Buyer’s Notification and the Buyer and the Seller have received all of the envelopes except those marked (a)(i), (a)(ii) and (a)(v) which remain in escrow pursuant to paragraph 4(c) of this Agreement;

b.
GSC has received and has been able to verify such information from and relating to GSE, its business and operations, prospective business and operations, assets, liabilities and equity, financial condition and results of operations, management, executive compensation, related party transactions, material contracts and obligations, industry, risks (including operational risks, business risks, country risks, and other appropriate risks), that GSE’s financial reporting and disclosure do not violate any legal regulation, and other information and financial statements (which have been audited by an independent certified public accountant registered with the Public Company Accounting and Oversight Board) that may be required for disclosure by GSC under applicable rules and regulations of the Securities and Exchange Commission (including Form 8-K and Form 10-K and Regulation S-K and Regulation 14A) and any applicable stock exchange are in goodstanding not violation any requirement in the aforementioned legal codes and regulation;

c.
The persons who are to become principal shareholders of GSC as a result of the release of the GSC Shares have prepared for filing with the SEC immediately following the completion of the release of the GSC Shares any reports required of such persons under Sections 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934 and any applicable stock exchange

d.
The Buyer will, simultaneously with the release of the GSC Shares pursuant to the GSC Notification, assign (or arrange for the assignment) to GSC of 100% of the equity interest and voting interest in GSE and (to the extent any person other than Buyer owns such equity interest) the terms of the assignment by any such other person owning an equity or voting interest in GSE are acceptable to GSE in its reasonable discretion (with the agreement that the transfer of shares by GSC to such person at a price of US$10.00 per share or more shall be considered to be acceptable);

e.
GSC shall have received no information that leads it to believe that GSE (in its direct or indirect operations, whether through its own actions or failure to act, or the actions or failure to act by any officer, director, manager, employee, independent contractor, agent, parent, subsidiary, or other person) has violated, or the completion of the transaction will result in a violation of:

i.	The Securities Act of 1933, or any rules or regulations thereunder (collectively the “1933 Act”);

ii.	The Securities Exchange Act of 1934, or any rules or regulations thereunder (collectively the “1934 Act”);

iii.	The Foreign Corrupt Practices Act;

iv.	Any provision of the Sarbanes-Oxley Act of 2002 and any rules or regulations adopted or that may be adopted thereunder, whether or not incorporated into either the 1933 Act or the 1934 Act;

v.
Any provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any rules or regulations adopted or that may be adopted thereunder, whether or not incorporated into either the 1933 Act or the 1934 Act;

vi.
Any laws relating to terrorism, drug trafficking, or money laundering, including Executive Order No. 13,224, 66 Fed. Reg. 49,079 (Sept. 23, 2001) (the “Terrorism Executive Order”) or any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act of 1917, Pub. L. No. 65-91, 40 Stat. 411 (codified as amended at 50 U.S.C. App. §§1–44), the International Emergency Economic Powers Act, 50 U.S.C. §§1701–1707, the International Security and Development Cooperation Act of 1985, 22 U.S.C. §2349aa-9, the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996, 22 U.S.C. §§6021–6091, 18 U.S.C. §2332d, 18 U.S.C. §2339b, as amended from time-to-time, and the Foreign Narcotics Kingpin Designation Act, Pub. L. No. 106–120, 113 Stat. 1626 (1999) (codified as amended at 21 U.S.C. §§1901–1908, 8 U.S.C. §1182) in each case as amended from time-to-time and other laws for the protection against terrorism, money laundering, and dealing with the enemy;

vii.	Any provision of Title 18 of the United States Code; or

viii.	Any similar provision of any laws of any other country.

f.
GEI Plc, GCM Ltd and a third party will have entered into an agreement in form and substance reasonably acceptable to GSC providing that GEI Plc will not be able to vote the GSC Shares it acquires for the transfer of the Solar Subsidiaries and the GEI Know-How, except upon a consensus of the three parties thereto;

g.
GEI Plc, Vital, GCM Ltd and other parties (the “GEI Plc Shareholders”) will have entered into an agreement in form and substance reasonably satisfactory to GSC (and in compliance with applicable law) for the exchange by GEI Plc of the GSC Shares it has in its name for shares of GEI Plc held by the GEI Plc Shareholders.

h.	GSC will obtain 100% of the equity and voting rights of GSE at the time of the transfer.

7.	VOTING OF THE GSC SHARES AND/OR THE SELLER SHARES.

a.
During the period prior to the delivery of envelopes pursuant to the Buyer’s Notification, the Seller hereby irrevocably grants to the President of GSC its proxy and appoints the President of GSC as Seller’s attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Seller to cast its vote or cause to be voted, the GSC Shares, or grant a consent or approval in respect of such GSC Shares, at every annual, special or other meeting of the shareholders of GSC, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise at which the GSC Shares would be entitled to vote; provided, however, that the foregoing grant of proxy shall terminate immediately upon termination of this Agreement in accordance with its terms.  The Seller specifically recognizes and agrees that this grant of proxy is coupled with an interest, being its interest in the transaction described in the Restated SPA and GSC’s interest in this Agreement.

b.
During the period prior to the delivery of envelopes pursuant to the Buyer’s Notification, and only with respect to the GSE Shares, the GSH Shares, or the GSS Shares (collectively the “Seller’s Shares”), the Buyer hereby irrevocably grants to the Chairman of the Seller its proxy and appoints the Chairman of the Seller as Buyer’s attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Buyer to cast its vote or cause to be voted, the Seller Shares, or grant a consent or approval in respect of such Seller Shares, at every annual, special or other meeting of the shareholders of the Seller, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise at which the Sellers Shares would be entitled to vote; provided, however, that the foregoing grant of proxy shall terminate immediately upon termination of this Agreement in accordance with its terms.  The Buyer specifically recognizes and agrees that this grant of proxy is coupled with an interest, being its interest in the transaction described in the Purchase Agreement and its interest in this Agreement.

c.
During the period after the delivery of envelopes pursuant to the Buyer’s Notification and while envelopes (a)(i), (a)(ii) and (a)(v) continue to be held in Escrow (that is, prior to the GSC Notification), Seller agrees that the Buyer will represent the GSC Shares that remain in escrow at any meeting of the shareholders of GSC for the purposes of determining the existence of a quorum, but that Buyer may only cast a vote at any such meeting with respect to such shares with the agreement of either Seller or (if Buyer and Seller cannot agree) with the agreement of GIG Holding, Ltd.

d.	When the parties enter into a voting agreement as described in paragraph 6(f), above, the voting agreement will supersede the provisions of paragraph 7(c).

8.	DUTIES OF ESCROW AGENT

a.
Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

b.
Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any success or Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

c.
Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

d.
Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

e.	Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

f.
Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities, document or agreement deposited hereunder.

g.
Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

h.
Except for the instructions to be delivered as set forth in Section 5 hereof, the Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court, and in case the said Escrow Agent obeys or complies with any such order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

i.
Buyer and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder on a time-spent-basis (‘billing on the clock’) and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

j.
No printed or other matter in any language (including, without limitation,  prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

k.
The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

9.
LIMITED RESPONSIBILITY.  This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

10.
NOTICES.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Escrow Agent:
OPPENHEIM LAW FIRM
12 Károlyi Mihály utca
1053 Budapest, Hungary
Attention:  Dr. Jozsef Bulcsu Fenyvesi
Facsimile No.: +36-1486-2201

Seller:
GENESIS ENERGY INVESTMENT, PLC
Szent Istvan Krt. 18
H-1137 Budapest, Hungary
Attention: Edward Mier-Jedrzejowicz, Chairman of the Board
Facsimile No.: 00-36-1-452-1701

Buyer:
GENESIS CAPITAL MANAGEMENT LIMITED
Trust House, 112 Brodie Street
Kingstown, Saint Vincent and the Grenadines

GSC
GENESIS SOLAR CORPORATION
4600 South Ulster Street, Suite 800
Denver, CO 80237
Attention:  David W. Brenman, President
Facsimile No.: 303-796-2777

with a copy to:
Burns, Figa & Will, P.C.
Suite 1000, 6400 South Fiddler’s Green Circle
Greenwood Village, CO 80112
Attention:  Herrick K. Lidstone, Jr., Esq.
Facsimile No.: 303-796-2777

11.
JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, County of Arapahoe, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.
COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

13.	SECTION HEADINGS. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

14.
WAIVER.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out  of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

15.
EXCLUSIVE AGREEMENT AND MODIFICATION.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; provided, however, that the Purchase Agreement continues in full force and effect. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

16.	GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado, without regard to conflicts of law principles.

17.
FURTHER ASSURANCES.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

18.
THIRD PARTY BENEFICIARY.  The Buyer, Seller, and Escrow Agent specifically intend that GSC shall be and is a third party beneficiary of this Agreement and is entitled to enforce in its own name the provisions herein that are for its benefit.

19.	MUTUAL REPRESENTATIONS. The Parties each make the following representations and warranties to the other as of the date of this Agreement:

a.
It has the full right, power, and authority to enter into, perform, and observe the terms of this Agreement and all action on its part for the execution and delivery of this Agreement has been or will be duly and effectively taken.

b.
Neither the execution of this Agreement, nor the fulfillment of or the compliance with the terms and conditions, or provisions or, or constitute an event of default under, any agreement, instrument, indenture, or any judgment, order, or decree, nor shall it conflict with or constitute a violation of any obligation or duty imposed by law, that would have a material adverse effect on the ability of the party to perform its obligations as required herein.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer GENESIS CAPITAL MANAGEMENT LIMITED By: _________________________________ Herald A.M.A. Janssen Title	Escrow Agent OPPENHEIM LAW FIRM By: ___________________________ Dr. Zsolt Cseledi, Partner
Third Party Beneficiary GENESIS SOLAR CORPORATION By: ___________________________ David W. Brenman, President

Seller:
GENESIS ENERGY INVESTMENT, PLC

By:
____________________________ Edward Mier-Jedrzejowicz	____________________________ Tamas Matarits
Chairman of the Management Board	Member of the Management Board
Genesis Energy Investment Public Limited Company